UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 30, 2022

TITAN MACHINERY INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

001-33866	45-0357838
(Commission File Number)	(I.R.S. Employer Identification Number)

644 East Beaton Drive, West Fargo, ND 58078-2648
(Address of Principal Executive Offices)(Zip Code)

(701) 356-0130
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.00001 par value per share	TITN	The Nasdaq Stock Market LLC

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐         Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐        Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐        Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐        Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c) and (e) On September 30, 2022, Titan Machinery Inc. (the “Company”) announced the appointment of Robert Larsen, age 37, as the Company’s Chief Financial Officer and Treasurer, effective December 1, 2022. Mr. Larsen intends to join the Company as an employee on or about November 1, 2022. The Company’s current Chief Financial Officer and Treasurer, Mark Kalvoda, will retain those offices until the effective date of Mr. Larsen’s appointment.

Since CNH Industrial’s acquisition of Raven Industries, Inc. (“Raven Industries”) in November 2021, Mr. Larsen has served as the Head of Finance for CNH Industrial’s team focused on precision technology group, which group includes the acquired agriculture business operations of Raven Industries. Prior to joining CNH Industrial in connection with the acquisition, Mr. Larsen held various positions at Raven Industries beginning in 2016, including as Director of Finance – Ag Division and Director of Investor Relations from June 2018 to November 2021 and as Assistant Controller, Manager of Investor Relations and Director of External Reporting from March 2016 to June 2018. Mr. Larsen began his career as an accountant with PricewaterhouseCoopers LLP, and is a Certified Public Accountant. Mr. Larsen has earned a Bachelor of Business Administration and a Master of Professional Accountancy each from the University of South Dakota and a Master of Business Administration from The University of Chicago Booth School of Business.

In connection with his appointment as the Company’s Chief Financial Officer and Treasurer, the Company entered into an Executive Employment Agreement with Mr. Larsen on September 29, 2022 (the “Employment Agreement”). The Employment Agreement has a rolling three-year term with automatic annual one-year extensions (with such automatic extensions subject to termination by either the Company or Mr. Larsen) running from February 1 through January 31 of each year, with the initial term ending on January 31, 2026.

The Employment Agreement provides Mr. Larsen with (i) a starting annualized base salary of $400,000, which base salary is subject to upward adjustment on an annual basis, (ii) eligibility to participate in the Company’s annual performance cash bonus plan with an opportunity to earn a cash incentive award ranging from 0% to 150% of his then-current base salary, and (iii) the right to receive an annual long-term equity incentive award grant in the form of restricted stock with a value equal to his then-current annual base salary. Mr. Larsen will also receive a one-time, sign-on restricted stock award grant with a value of $50,000, as of December 1, 2022, which award will vest 25% on April 1, 2023, 25% on April 1, 2024, 25% on April 1, 2025, and 25% on April 1, 2026. For fiscal 2023, Mr. Larsen will be eligible to receive a pro rata performance cash bonus for the partial year worked based on the actual number of days as an employee during this fiscal year. In addition, the Employment Agreement also provides that the Company will reimburse Mr. Larsen for a tuition reimbursement obligation to his current employer.

Under the terms of the Employment Agreement, if Mr. Larsen’s employment is terminated without Cause or he resigns for Good Reason (each as defined in the Employment Agreement), which termination does not occur in connection with a Change in Control (as defined in the Employment Agreement), he will be entitled to receive a severance payment in an amount equal to the sum of (i) his then-current annual base salary plus (ii) the amount of the average annual incentive bonus paid to Mr. Larsen in the three years preceding termination, and Mr. Larsen will be eligible to continue to participate in the Company group medical and dental plans at Company expense for a period of 12 months after termination. In addition, if Mr. Larsen’s employment is terminated without Cause or he resigns for Good Reason, in either such case with such termination occurring within 12 months following a Change in Control, he will be entitled to receive a severance payment in an amount equal to two times the sum of (i) his then-current annual base salary plus (ii) the amount of the average annual incentive bonus paid to Mr. Larsen in the three years preceding the termination, and Mr. Larsen will be eligible to continue to participate in the Company group medical and dental plans at Company expense for a period of 24 months after termination. Mr. Larsen’s eligibility for these severance benefits is subject to his execution of a release of claims against the Company and his compliance with certain post-employment covenants.

The foregoing description of the Employment Agreement is qualified in its entirety by the full text of the Employment Agreement, a copy of which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

There are no other arrangements or understandings between Mr. Larsen and any other persons pursuant to which Mr. Larsen was named Chief Financial Officer and Treasurer of the Company. Mr. Larsen does not have any family relationship with any of the Company’s directors or executive officers or any persons nominate or chosen by the Company to be a director or executive officer. Mr. Larsen does not have any direct or indirect material interest in any transaction or proposed transaction required to be reported under Item 404(a) of Regulation S-K.

As previously disclosed, the Company and Mark Kalvoda, the Company’s current Chief Financial Officer and Treasurer, entered into an Executive Transition Agreement, which provided that Mr. Kalvoda would remain employed with the Company through January 15, 2023. Accordingly, as of the effective date of Mr. Larsen’s appointment as Chief Financial Officer, Mr. Kalvoda will step down as the Company’s Chief Financial Officer and Treasurer, but will remain as an employee of the Company through the originally agreed upon date of January 15, 2023.

On September 30, 2022, the Company issued a press release announcing Mr. Larsen’s appointment as Chief Financial Officer and Treasurer. A copy of the press release is attached hereto as Exhibit 99.1, and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d)    Exhibits.

Exhibit No.	Description of Exhibit
10.1	Executive Employment Agreement, dated September 29, 2022, between Robert Larsen and the Company
99.1	Press Release dated September 30, 2022
104	Cover page interactive data file (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Titan Machinery Inc.

Date: September 30, 2022	By	/s/ David Meyer
	Name:	David Meyer
	Title:	Board Chair and Chief Executive Officer